SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 1, 1999


                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)




            Delaware              1-14076                 22-3270045
  (State or other jurisdiction   (Commission          (I.R.S. Employer
         of incorporation)       File Number)       Identification Number)



    3A Oak Road, Fairfield, New Jersey                     07004
 (Address of principal executive offices)               (Zip Code)



                                 (973) 808-1992
              (Registrant's telephone number, including area code)


                 Software Publishing Corporation Holdings, Inc.
          (Former name or former address, if changed since last report)

Item 5.   Other Events.

1. On July 14, 1999, the stockholders of the Company approved the following proposals:

          -    Amendments to the Company's Certificate of Incorporation to
               (i) change the Company name to Vizacom Inc., and (ii) to increase the number of authorized shares of the Company's common stock to 60,000,000 from 30,000,000;
          - An amendment to increase the number of shares available for award under the Company's 1994 Long Term Incentive Plan (the "Plan") to 5,000,000 from 1,333,333;
          - An amendment to increase the number of shares available under the Company's Outside Director and Advisor Stock Plan to 750,000 from 166,666 and to amend certain other provisions thereof.

          In addition, Mark E. Leininger was reelected as a Director of the Company in Class III.

2. On July 14, 1999, the Company entered into a three year employment agreement with the Company's President and Chief Executive Officer, Mark E. Leininger. Under the terms of the agreement, Mr. Leininger will receive $162,500 base pay with minimum $10,000 annual increases during the term of the agreement. Such annual increases may be revised upward at the discretion of the Compensation Committee of the Board of Directors. Mr. Leininger will receive a $25,000 bonus upon the Company's attainment of its first profitable fiscal quarter.
          Mr. Leininger will also receive a quarterly bonus of 3% of the Company's net income before extraordinary items. In the event of a change of control, the agreement provides that Mr. Leininger shall have the right to terminate the employment agreement within six months thereafter, and receive payment of three times the average annual cash compensation paid by the Company to Mr. Leininger over the previous five years, less $1.00. The agreement further contains restrictions on the employee engaging in competition with the Company for the term thereof and for up to one year thereafter, and provisions protecting the Company's proprietary rights and information.

3. Effective July 8, 1999, the Company rescinded its June 11, 1999 issuance of 50,000 shares of common stock to Kaufman & Moomjian, LLC, and its issuance of options on such date to purchase an aggregate of 75,000 shares of common stock at an exercise price of $2.75 per share to Kaufman and Moomjian, LLC and Neil M. Kaufman, a director of the Corporation. In July 1999, the Company granted under the Plan to Neil M. Kaufman, a director of the Corporation, options to purchase 50,000 shares of common stock exercisable at $3.08 per share which become exercisable immediately, with respect to one-third of such options, with the remaining options vesting one-third on the first and second anniversaries of the date of grant, respectively. The Company also granted to Neil M. Kaufman 37,500 shares of common stock under the Plan in exchange for a reduction in outstanding fees due to his law firm.

4. On July 1, 1999, the Company sold an aggregate of 762,653 shares of common stock for aggregate gross proceeds of $1,510,000 to 45 investors in a private placement in which Joseph Stevens & Company, Inc. acted as placement agent. The issuance of these shares of Common Stock was a private transaction exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

5. On July 14, 1999, the Board of Directors of the Company called for redemption all outstanding shares of Class C 11% Cumulative Non-Convertible Redeemable Preferred Stock of the Company with a record date for such redemption of July 19, 1999. On July 1, 1999, the Company agreed with Seafish Partners ("Seafish") that in the event the Company called for redemption any of its shares of Class C 11% Cumulative Non-Convertible Redeemable Preferred Stock within 45 days, the Company would sell to Seafish 53,815 shares of Xceed common stock owned by the Company at a price of $18.44 per Xceed share, or $992,349 in the aggregate.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of business acquired.

               Not applicable.

          (b)  Pro forma financial information.

               Not applicable.

          (c)  Exhibits.

               Listed below are all exhibits to this Current Report on Form 8-K.

          Exhibit
          Number    Description
          --------  -----------
          3.1       Composite Certificate of Certificate of Incorporation, as
                    amended.
          10.1      Agreement dated July 1, 1999 between the Company and Seafish
                    Partners.
          10.2      Employment Agreement dated July 14, 1999 between Vizacom
                    Inc. and Mark E. Leininger.
          10.3      Vizacom Inc. 1994 Long Term Incentive Plan, as amended.
          10.4      Vizacom Inc. Outside Directors and Advisor Stock Option Plan
                    as amended.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 15, 1999

                                             VIZACOM INC.



                                   By:     /s/ Mark E. Leininger
                                        -------------------------------------
                                        Mark E. Leininger, President and Chief
                                        Executive Officer (Principal Executive
                                        Officer)

                                   VIZACOM INC
                                    Form 8-K

                                  Exhibit Index

Exhibit
Number    Description
-------   -----------
3.1       Composite Certificate of Certificate of Incorporation, as amended.
10.1      Agreement dated July 1, 1999 between the Company and Seafish Partners.
10.2      Employment Agreement dated July 14, 1999 between Vizacom Inc. and
          Mark E. Leininger.
10.3      Vizacom Inc. 1994 Long Term Incentive Plan, as amended.
10.4 Vizacom Inc. Outside Directors and Advisor Stock Option Plan as amended.

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